AMENDMENT NO. 3 TO
AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 3 to Amended and Restated Credit Agreement (this "Amendment") is entered into with reference to the Amended and Restated Credit Agreement dated as of August 1, 2000 (the "Credit Agreement") among Wild Oats Markets, Inc. ("Borrower"), the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Credit Agreement. Section references herein relate to the Credit Agreement unless otherwise stated.

Borrower, the Administrative Agent and each of the Lenders agree as follows:

    Amendment to Definition of "Fixed Charges". The definition of "Fixed Charges" in Section 1.1 is amended and restated to read in full as follows:

    "Fixed Charges" means, with respect to any fiscal period, the sum of (a) Interest Expense of Borrower and its Subsidiaries for such fiscal period plus (b) Rental Expense of Borrower and its Subsidiaries for such fiscal period plus (c) scheduled principal payments (or principal components, in the case of Capital Lease Obligations) paid or payable on Indebtedness of Borrower and its Subsidiaries during that fiscal period, other than the $2,500,000 Line B Commitment Amortization Amount paid on September 30, 2001.

    New Defined Term. Section 1.1 is amended by adding the following definition in the appropriate alphabetical location:

    "Permitted Insurance Premium Indebtedness" means Indebtedness incurred by Borrower or any of its Subsidiaries to finance payment of insurance premiums, provided that (a) the aggregate outstanding principal amount of such Indebtedness does not exceed $1,200,000 at any time, (b) such Indebtedness is incurred pursuant to (or is otherwise evidenced by) a written agreement between Borrower or such Subsidiary and a Person regularly engaged in the business of financing insurance premiums payable by corporate entities (each, a "Premium Finance Agreement"), (c) the scheduled tenor of any such Indebtedness from the date of its incurrence does not exceed twelve (12) months, and (d) if secured, the Lien securing any such Indebtedness is (i) expressly limited to the right, title and interest of Borrower or such Subsidiary in and to the applicable insurance policy (or policies) and any money that may at any time be due Borrower or such Subsidiary under such policy (or policies) (x) as a result of a loss that reduces the unearned premiums, (y) as a return of the premium for such policy (or policies) or (z) as a dividend which becomes payable to Borrower or such Subsidiary in connection with such policy (or policies) and (ii) by its terms (whether set forth in the Premium Finance Agreement or otherwise) expressly subject and subordinate to the interests (and Liens) of any applicable mortgagee of Borrower or such Subsidiary and/or the loss payee of such policy (or policies).

    Amendment to Section 6.8 - Liens and Negative Pledges. Section 6.8(d) is amended and restated to read in full as follows:

    (d) Permitted Encumbrances and Liens arising in connection with Permitted Insurance Premium Indebtedness;

    Amendment to Section 6.9 - Indebtedness and Guaranty Obligations. Section 6.9 is amended as follows:
          Section 6.9(j) is amended by replacing the period at the end of such section with "and;".
          The following new Section 6.9(k) is added to the Credit Agreement:

    (k) Permitted Insurance Premium Indebtedness.

    Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of all of the following, each properly executed by an authorized officer of each party thereto and dated as of the date hereof:

    (a) Counterparts of this Amendment executed by all parties hereto; and

    (b) Written consent of the Subsidiary Guarantors in the form of Exhibit A to this Amendment.

    Confirmation. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

[signature pages follow]

IN WITNESS WHEREOF, Borrower, the Administrative Agent and the Lenders have executed this Amendment as of December 14, 2001 by their duly authorized representatives.

WILD OATS MARKETS, INC.

By: /s/
Freya R. Brier Vice President Legal

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent and a Lender

By: /s/
Ellen J. Trach
Vice President

BANK ONE, NA, as a Lender

By: /s/
Phillip D. Martin
Senior Vice President

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as a Lender

By: /s/
Ian Reece
Managing Director

By:   /s/
John McMahon
Vice President

HARRIS TRUST & SAVINGS BANK, as a Lender

By: /s/
David C. Fisher
Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/
Michelle K. Bushey
Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/
C. Kirk Dyche
Vice President

Exhibit A to Amendment No. 3

CONSENT OF SUBSIDIARY GUARANTORS

Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of August 1, 2000 among Wild Oats Markets, Inc. ("Borrower"), the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as heretofore amended, the "Credit Agreement").

Each of the undersigned Subsidiary Guarantors hereby consents to Amendment No. 3 to Amended and Restated Credit Agreement in the form executed by Borrower and confirms that the Subsidiary Guaranty to which it is a party remains in full force and effect.

Dated: As of December 14, 2001

"Subsidiary Guarantors"

WILD MARKS, INC.                                         SPARKY, INC.

By: /s/                                                                   By: /s/
Melody Pickett                                                     Karen Novotny
President                                                              Secretary

WILD OATS FINANCIAL, INC.                      WILD OATS OF TEXAS, INC.

By:   /s/                                                                By:   /s/
Melody Pickett                                                    Richard Vara
President                                                             Secretary